BURLINGTON, VERMONT
1995
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 1995
NOTICE OF MEETING
PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 25, 1995
To the Shareholders of
   MERCHANTS BANCSHARES, INC.

   Notice is hereby given that the regular Annual Meeting of Shareholders of Merchants Bancshares, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Burlington Hotel & Conference Center, 870 Williston Road, South Burlington, Vermont on Tuesday, April 25, 1995, at 10:00 a.m. for the following purposes:

   1. To elect the five individuals listed as nominees in the attached Proxy Statement to the Board of Directors of the Company.

   2. To act upon such other matters as may properly come before the Annual Meeting of Shareholders or any postponements or adjournments thereof.

   Pursuant to the Bylaws of the Company, the Board of Directors has fixed the close of business on March 15, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The Bylaws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

BY ORDER OF THE BOARD OF DIRECTORS

Dudley H. Davis                    Joseph L. Boutin
Chairman of the Board of Directors President & Chief Executive Officer

Burlington, Vermont
March 24, 1995
YOUR ATTENTION IS INVITED TO THE PROXY STATEMENT WHICH
FOLLOWS AND TO THE
ENCLOSED PROXY CARD. IN ORDER THAT YOUR SHARES MAY BE VOTED
BY PROXY AS
SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, PLEASE
COMPLETE, DATE AND
SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
ENVELOPE, WHETHER
OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE
MEETING, YOU MAY
REVOKE ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN
PERSON.

TABLE OF CONTENTS
PROXY STATEMENT     Page Numbers

   General Information                                 1
   Voting Securities                                   2
   Election of Directors (Proposal 1)                       3
   Nominees for Directors of the Company                    4
   Directors Continuing in Office                      6
   Committees of the Board of Directors                     8
   Compensation of Principal Officers                       8
   Summary Compensation Table                               9
   Pension Plan Table                                  10
   Alternative Pension Plan Disclosure                      10
   Compensation Committee Report                       11
   Related Party Transactions with Management                    12
   Compensation Committee Interlocks and Insider Participation        12
   Performance Graph                                   13
   Other Matters                                  14
   Submission of Shareholder Proposals for 1996 Annual Meeting        14
   Annual Report                                  14
   Form 10-K Report                                    15


PROXY STATEMENT
MERCHANTS BANCSHARES, INC.
123 Church Street
Burlington, Vermont 05401

ANNUAL MEETING OF SHAREHOLDERS
April 25, 1995

GENERAL INFORMATION
   This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Merchants Banc-shares, Inc. (the "Company") to be held on April 25, 1995 and at any adjournments thereof. Shareholders of record at the close of business on March 15, 1995 will be entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed or given to holders of common stock, par value $0.01 per share, of the Company (the "Common Stock") on or about March 24, 1995.

   Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any such proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no instructions are given on the proxy, the proxy will be voted FOR the election, as directors of the Company, of the nominees named within, and FOR the other proposals described within. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other mat-ters are presented, the persons named in the proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

   A proxy may be revoked at any time prior to its exercise (i) by submitting a written notice, addressed to Susan D. Struble, Secretary, at the principal office of the Company, revoking such proxy, or (ii) in open meeting prior to the taking of a vote. Any shareholder of the Company entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to the shareholders of the Company at the Annual Meeting, whether or not such shareholder has previously given a proxy.

   Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the directors, officers and other employees of the Company or of the Company's subsidiary, The Merchants Bank (the "Bank"). The Company will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of the management of the Company, mail material to or otherwise communicate with the beneficial owners of the shares of Common Stock of the Company held of record by such brokers, custodians, nominees or other fiduciaries.

   Written notice of the results of the voting at the Annual Meeting or adjournments thereof will not be mailed to shareholders, but will be available upon request, without charge.

   The Company maintains its principal executive offices at 123 Church Street, Burlington, Vermont 05401, and its telephone number is (802) 658-3400.

VOTING SECURITIES

   As of March 15, 1995, the record date for the Annual Meeting, there were 4,242,927 shares of Common Stock of the Company outstanding, with 4,242,594 of those shares entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock of the Company entitles the holder thereof to one vote on all matters properly brought before the Annual Meeting. At present, the Common Stock is the only class of capital stock of the Company that is issued and outstanding.

   The following table provides information regarding persons or organizations known by the Company to be the beneficial owners of more than five percent (5.00%) of the outstanding shares of Common Stock of the Company as of February 15, 1995.

Amount and
Nature of
Name of   Beneficial     Percent of     Notes of
Beneficial Owner    Ownership (1)  Class     Explanation

General Educational 839,958 Shares 19.80%    (2)
Fund Inc.

The Merchants Bank  504,900 Shares 11.90%    (3)
401(k) Employee Stock
Ownership Plan

Charles A. Davis    266,975 Shares   6.29%   (4)

Notes of Explanation

   (1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

   (2) The General Educational Fund, Inc., located at 164 College Street, Burlington, Vermont was established in perpetuity in 1918 for the purpose of providing financial assistance to full-time students attending institutions of higher education. The Board of Trustees of the General Educational Fund, Inc., consists of the following individuals, who also serve the Company and/or the Bank in the capacities as indicated: Ethan A. Allen, Jr., Senior Vice President of the Bank; Kathryn T. Boardman, Executive Vice President of the Bank; and Susan D. Struble, Director and Vice President of the Bank and Director and Secretary of the Company. The number of shares indicated above does not include shares of Common Stock of the Company owned by the Trustees individually.

   During 1994 the General Educational Fund, Inc., sold 13,000 shares of Merchants Bancshares, Inc., common stock to the 401(k) Employee Stock Ownership Plan, or to individual investors. Prices per share were determined by averaging the bid and asked valuations per share for five days preceding the date of sale.

   (3) While participants in the 401(k) Employee Stock Ownership Plan have the right to designate how shares allocated to their respective accounts are to be voted, the Plan Administration Committee is authorized to determine the voting of shares for which no such designation is made by participants. The 401(k) Employee Stock Ownership Plan is administered at 164 College Street, Burlington , VT.

   (4) Included are shares owned by Charles A. Davis; shares in custody for sons, Tucker and Tyler, and the Charles and Marna Davis Foundation. Shares owned by his wife Marna Davis are not included. Mr. Davis is a Senior Director of Goldman Sachs & Co., a New York based investment banking firm located at 85 Broad Street, New York, New York 10004. Mr. Davis resides at 17 Field Point Dr., Greenwich, CT., 06880, and is the son of Dudley H. Davis, Chairman of the Board of the Company.

   Except as set forth above, to the knowledge of the Company on February 15, 1995 no person was the record or beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company. For information relating to ownership of Common Stock of the Company by directors and officers of the Company, see "ELECTION OF DIRECTORS" below.

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and 10% shareholders to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the Securities & Exchange Commission. Based upon a review of copies of such reports received by it or written representations from certain reporting persons that no other reports were required, the Company believes that, during 1994, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

ELECTION OF DIRECTORS
(Proposal Number 1)

   The By-laws of the Company stipulate that the business and affairs of the Company shall be managed by a Board of Directors, which shall consist of not less than nine or more than twenty-one individuals divided into three classes as nearly equal in size as possible.

   At a meeting held on February 24, 1995, the Board of Directors of the Company unanimously voted to fix the number of directors at fourteen, and to introduce for adoption at the Annual Meeting the following resolution:

   RESOLVED: That Joseph L. Boutin, Jeffrey L. Davis, Michael G. Furlong, Raymond C. Pecor, Jr., and Patrick S. Robins be elected to serve as Class II directors of Merchants Bancshares, Inc., each for a three year term expiring on the date of the Annual Meeting of Shareholders in 1998, or until their successors are duly elected and qualified in accordance with the By-laws of the Company.

NOMINEES FOR DIRECTORS OF THE COMPANY
   The following table sets forth the names and addresses of the five nominees for director of the Company, their principal occupations, ages and periods of service as directors of the Company, and information regarding their ownership of shares of Common Stock of the Company as of February 15, 1995. The Class II nominees have each been nominated for a three year term expiring in 1998. Information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                             DirectorAmount and
                                             of   Nature of
     Name and            Principal           Company   Beneficial
Percent of
Class     address             Age  Occupation (1)           Since
Ownership (2)  Class

II   Joseph L. Boutin    47   President & CEO               1994   1,000        *
                         The Merchants Bank and
                         Merchants Bancshares, Inc.

II   Jeffrey L. Davis    42   President, J.L. Davis, Inc.   1993  24,563        *
                         Burlington, VT

II   Michael G. Furlong  44   Attorney, Sheehey        1991   3,023        *
                         Brue Gray & Furlong, P.C.
                         Burlington, VT

II   Raymond C. Pecor, Jr.    55   Chairman,           1978 111,077        2.62%
                         Lake Champlain
                         Transportation Co.
                         Burlington, VT

II   Patrick S. Robins   56   President           1974  19,421        *
                         McAuliffe, Inc.
                         Burlington, VT

* Shareholdings represent less than 1.00% of class

NOTES:
(1) During the past five years, the principal occupation and employment of each Class II director has been in the capacity as set forth above, with the exception of Mr. Boutin, whose appointment became effective on October 24, 1994.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

The following biographical information is provided for the five nominees as indicated above:

Joseph L. Boutin

   Joseph L. Boutin is currently President and Chief Executive Officer of The Merchants Bank and Merchants Bancshares, Inc. He was appointed by the Board of Directors as a Director of the Bank and Company on October 24, 1994. He was formerly associated with the Howard Bank, a subsidiary of Banknorth Group, Inc., for twenty-five years, and had served as President of The Howard Bank since 1989. Mr. Boutin is currently a director of Fletcher Allen Health Care, Chairman and Director of the 1994 United Way Campaign, a director of the Vermont Student Assistance Corporation, and a member and former Chairman of the Communications Council of the American Bankers Association. Mr. Boutin graduated from St. Michael's College with a B.A. in Economics and served in the U.S. Army. He and his wife Dale reside at 63 Morrill Drive in Burlington, VT. The Board of Directors has nominated Mr. Boutin to serve as a Class II director for a three-year term expiring on the date of the Annual Meeting in 1998.

Jeffrey L. Davis

   Jeffrey L. Davis has served as a director of the Bank and Company since 1993. He is President of J.L. Davis, Inc. a Burlington, VT based construction and development firm. He is currently serving as President of Vermont Special Olympics. The Board of Directors has nominated Mr. Davis to serve as a Class II director for a three-year term expiring on the date of the Annual Meeting in 1998.

Michael G. Furlong

   Michael G. Furlong has served as a director of the Bank and Company since 1991. He is a member of the Burlington, Vermont law firm of Sheehey Brue Gray & Furlong P.C. He is President of the Chittenden County Bar Association, and a director of Wake Robin Corporation. He resides with his wife Nancy and family at 231 Lakewood Parkway, Burlington, Vermont. The Board of Directors has nominated Mr. Furlong to serve as a Class II director for a three-year term expiring on the date of the Annual Meeting in 1998.

Raymond C. Pecor, Jr.

   Raymond C. Pecor, Jr. has served as a director of the Bank since 1978, and as a director of the Company since 1984. He is Chairman of the Lake Champlain Transportation Company, and has entrepreneurial interests in other companies and developments, including the Lake Champlain CATV and the Jericho-Richmond CATV. He is a trustee of Merchants Trust Company, and a director of Champlain College, Burlington, VT and Vermont Teddy Bear Company, Shelburne, VT. The Board of Directors has nominated Mr. Pecor to serve as a Class II director for a three-year term expiring on the date of the Annual Meeting in 1998.

Patrick S. Robins

   Patrick S. Robins has served as a director of the Bank since 1974, and as a director of the Company since 1984. He is President of McAuliffe, Inc., a distributor of office and paper products headquartered in Burlington, VT. He is a director of Lake Champlain Transportation Company, a trustee of St. Michael's College, a trustee of the Visiting Nurse Association, and a director of the Vermont State Board of Education. The Board of Directors has nominated Mr. Robins to serve as a Class II director for a three-year term expiring on the date of the Annual Meeting in 1998.

   As of February 15, 1995, to the knowledge of the company, the existing and continuing directors, nominees for director, and principal officers of the company and the bank as a group (29 persons) were the beneficial owners of 840,561 shares of common stock of the company, constituting 19.81% of the outstanding number of shares. Mr. Edward W. Haase, Treasurer of the Company and Bank, was the beneficial owner of 5,525 shares of common stock of the company, constituting .13% of the outstanding number of shares.

   If at the time of the Annual Meeting any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by the Board of Directors of the Company, and would be elected to the same class or classes as the nominees for whom they are substituted. Neither the Bylaws of the Company nor applicable law restrict the nomination of other individuals to serve as directors, and any shareholder present at the Annual Meeting may nominate another candidate, or candidates, at the Annual Meeting.

   An affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors of the Company. Shares for which authority to vote for any nominee is withheld on a proxy will have the effect of negative votes as to that nominee. The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees listed above.

DIRECTORS CONTINUING IN OFFICE
CLASS III
The terms of the following Class III incumbent directors will expire on the date of the 1996 Annual Meeting of Shareholders.

                                                       Amount and
                                             Director of    Nature of
     Name and            Principal           Company
Beneficial     Percent of
Class     Address             Age  Occupation (1)           Since
Ownership (2)  Class

III  Jack DuBrul II      61   President, Automaster         1978
123,015        *
                         Motor Company
                         Shelburne, VT

III  Leo O'Brien, Jr.    63   Partner, O'Brien Brothers     1969      117,819        *
                         Agency (Real Estate)
                         So. Burlington, VT

III  Benjamin F. Schweyer     69   Of Counsel, Eastman      1969
63,903         1.51%
                         & Sherrer, P.C.
                         Burlington, VT

III  Robert A. Skiff, Ph.D.   53   President, Fellow for         1984        2,205
     *
                         Economic Development,
                         University of Vermont
                         Burlington, VT

* Shareholdings represent less than 1.00% of class

NOTES:
(1) During the past five years, with the exception of Dr. Skiff, the principal occupation and employment of each Class III director has been in the capacity as set forth above. Dr. Skiff stepped down as President of Champlain College on July 1, 1992 after serving in that capacity for fifteen years.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

CONTINUING CLASS I DIRECTORS
The terms of the following Class I incumbent directors will expire on the date of the 1997 Annual Meeting of Shareholders.

                                             Director  Amount and
                                             of        Nature of
     Name and            Principal           Company
Beneficial     Percent of
Class     Address             Age  Occupation (1)           Since
Ownership (2)  Class

I    Peter A. Bouyea          47   Consultant, Bouyea-Fassetts   1994
32,514         *
                         Bakery, Inc.
                         South Burlington, VT

I    Charles A. Davis    46   Senior Director, Goldman 1985      266,975        6.29%
                         Sachs & Co., 85 Broad St.
                         New York, NY

I    Dudley H. Davis          73   Chairman of the Board         1956
61,250 (3)     1.44%
                         The Merchants Bank and
                         Merchants Bancshares, Inc.

I    Thomas F. Murphy    52   President, Burlington News    1985      25,604
*
                         Agency, Colchester, VT

I    Susan D. Struble    55   Vice President,               1989      10,195
*
                         The Merchants Bank,
                         Secretary of
                         Merchants Bancshares, Inc.
* Shareholdings represent less than 1.00% of class

NOTES:
(1) During the past five years, with the following exceptions, the principal occupation and employment of each Class I director has been in the capacity as set forth above. Charles A. Davis became a Senior Director of Goldman Sachs & Co., on December 1, 1994. On October 24, 1994, Dudley H. Davis stepped down as President & Chief Executive Officer, and was appointed to serve as Chairman of the Board of Directors.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

(3) Does not include 52,393 shares held in trust dated September 12, 1987 as to which Mr. Davis has no voting or investment powers.

Attendance of Directors
   During 1994, forty-three meetings of the Board of Directors of Merchants Bancshares, Inc. were held. The following directors of Merchants Bancshares, Inc. attended fewer than seventy-five percent of the meetings of the Company:
Charles A. Davis, Thomas F. Murphy, and Raymond C. Pecor, Jr.

Compensation of Directors
   For attendance during the first and second quarters of fiscal year 1994, the directors of the Company were paid a quarterly retainer of $1,750 plus a fee of $500 for each meeting attended during the fiscal year, up to a maximum of six meetings. Payment of director's fees for attendance after June 30, 1994 was suspended for all directors.

   During fiscal year 1994, fees were paid to all Bank directors who were not also officers of the Bank, based on a schedule of $250 for each board meeting attended, up to a maximum limit of $10,000 per year. Directors who were also officers of the Bank were paid fees based on this schedule for attendance during the first and second quarters. Payments were suspended to these individuals during the third and fourth quarters of the fiscal year.


COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors of the Bank has designated an Audit Committee, and a Compensation Committee whose composition and objectives are as described below. The Compensation Committee of the Bank also serves in effect as the Compensation Committee of the Company.

Audit Committee:
   During 1994 five meetings of the Audit Committee, consisting of Robert A. Skiff, Chairman, Thomas F. Murphy, Leo O'Brien, Jr., Raymond C. Pecor, Jr. and Benjamin F. Schweyer, were held.

   The functions of the Audit Committee are (i) to serve as the primary means of communication between the board of directors and both the independent accountants and the internal auditor, (ii) to assist and make recommendations to the board of directors in fulfilling its responsibilities relating to the Bank's financial reporting and internal control policies and practices, (iii) to review with the independent accountants and the internal auditor the scope of the annual audit plan, the results of the annual audit and the adequacy of the Bank's internal accounting controls, (iv) to make recommendations to the board of directors with respect to the selections of independent accountants,
(v) to review any non-audit services rendered by the independent accountants,
(vi) to monitor compliance with the Bank's business ethics policies and (vii) to engage independent accountants and other professional advisors to conduct such special reviews or studies as the committee deems appropriate in fulfilling its responsibilities.

   Other areas covered by the Audit Committee on a regular basis are: (i) review matters relative to security and insurance coverages and (ii) regulatory compliance, including reports issued in accordance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act.

Compensation Committee:
   During 1994 the Committee held one meeting. Since December 31, 1993, the Committee has consisted of the following independent members of the Board of
Directors: Jack DuBrul II, Chairman, and Richard H. Wadhams, a director of The Merchants Bank.

COMPENSATION OF PRINCIPAL OFFICERS
   The following table sets forth aggregate cash compensation paid by the Bank over the past three calendar years to the most highly compensated principal officers of the Company or the Bank whose salary and bonus for 1994 exceeded $100,000.

                         Summary Compensation Table
                                   Long-Term Compensation

                    Annual Compensation           Awards
                                             Securities
Name and                                     Underlying     All Other
Principal Position       Year Salary (1)     Bonus          Options
Compensation
Dudley H. Davis               1994 $272,233  $     0        0
$121,228  (2)
Former President,        1993 $311,336  $ 5,076        0
$119,397  (3)
Chairman Board of Directors   1992 $290,604  $10,398        0         $
9,844  (3)

Joseph L. Boutin         1994 $ 34,614  $     0        20,000         $
0  (3)
President, and Director       1993 $      0  $     0        0         $
0  (4)
of the Company and Bank       1992 $      0  $     0        0         $
0  (4)

Edward W. Haase               1994 $103,790  $15,000        0         $
5,687  (4)
Senior Vice President,        1993 $196,933  $ 5,109        0         $
3,680  (5)
Treasurer and CFO        1992 $195,745  $ 5,815        0         $
3,821  (5)

Thomas R. Havers         1994 $100,688  $10,000        0         $
5,215  (5)
Executive Vice-President 1993 $ 94,739  $ 5,073        0         $
3,504  (3)
                    1992 $ 92,991  $ 6,737        0         $
3,901  (3)

William M. MacKinnon          1994 $ 98,627  $15,000        0         $
5,342  (6)
Senior Vice-President         1993 $ 91,382  $14,792        0         $
3,372  (4)
                    1992 $ 86,066  $15,326        0         $
3,452  (4)

Alfred C. Dostie         1994 $ 89,913  $15,000        0         $
4,967  (7)
Senior Vice-President         1993 $179,702  $ 4,867        0
$113,372  (5)
                    1992 $176,956  $ 4,154        0
$113,072  (5)

Notes of Explanation:
(1) Includes Director's Fees as received from the Bank, the Company, and the Merchants Trust Company, a wholly owned Bank subsidiary. Payment of a portion of these fees were deferred at the election of Mr. Davis. Also includes payments for the buyout of accrued vacation time.
(2) Includes Mr. Davis' 401(k) ESOP employer contributions for 1994 of $9,240; $2,715 in premiums paid on split-dollar life insurance for 1994 and $109,273 allocated pursuant to the terms of the Executive Salary Continuation Plan, a description of which is contained under Alternative Pension Plan Disclosure.
(3) Mr. Boutin commenced employment with the Bank on October 24, 1994.
(4) Includes Mr. Haase's 401(k) ESOP employer contributions for 1994 of $5,481 and $103 in group term life insurance premiums.
(5) Includes Mr. Havers' 401(k) ESOP employer contributions for 1994 of $5,116 and $99 in group term life insurance premiums.
(6) Includes Mr. MacKinnon's 401(k) ESOP employer contributions for 1994 of $5,251 and $91 in group term life insurance premiums. Mr. MacKinnon terminated employment with the Bank on January 27, 1995.
(7) Includes Mr. Dostie's 401(k) ESOP employer contributions for 1994 of $4,845 and $122 in group term life insurance premiums.

Options Granted in Last Fiscal Year
                                                       Potential
Realizable
                                                       Value at
Assumed
                                                       Annual Rates
of Stock
                                                       Price
Appreciation
                    Individual Grants                       For Option
Term

               Number of % of Total
               Securities     Options
               Underlying     Granted To     Exercise or
               Options        Employees Base Price     Expiration
     Name      Granted        Fiscal Year    ($/Share) Date      5%
10%
Dudley H. Davis               0         0
Joseph L. Boutin    (1)20,000       100 $11.00         10/31/01
$74,800        $208,800
Edward W. Haase               0         0
Thomas R. Havers         0         0
William M. MacKinnon          0         0
Alfred C. Dostie         0         0

(1) Mr. Boutin's option becomes exercisable after 10/31/96. The option is immediately exercisable if Mr. Boutin is terminated without just cause or due to his disability, or in the event that any transaction occurs which results in a change of control of the Merchants Bank or Merchants Bancshares, Inc. from that existing at 10/31/94.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
                                        Number of
                                        Securities
                                        Underlying
                                        Unexercised
In-The-Money
                                        Options
Options
               Shares                        At Fiscal           At
Fiscal
               Acquired  Value               Year-End
Year-End
     Name      On Exercise    Realized  Exercisable    Unexercisable
Exercisable    Unexercisable
                                                                      <
c>
Dudley H. Davis               0         0         0         0         0         0
Joseph L. Boutin         0         0         0       20,000      0         0
Edward W. Haase               0         0         0         0         0         0
Thomas R. Havers         0         0         0         0         0         0
William M. MacKinnon          0         0         0         0         0         0
Alfred C. Dostie         0         0         0         0         0         0

Pension Plan Table
                                   Estimated Annual Retirement Benefit
                                   for Specified Years of Credited Service

Annual Compensation 20             30             40
$50,000             $15,456             $23,184
$25,684
$75,000             $25,336             $38,004
$41,754
$100,000       $35,336             $53,004             $58,004
$125,000       $45,336             $68,004             $74,254
$150,000       $55,336             $83,004             $90,504
$175,000       $55,336             $83,004             $90,504
$200,000       $55,336             $83,004             $90,504
$225,000       $55,336             $83,004             $90,504
$250,000       $55,336             $83,004             $90,504
$275,000       $55,336             $83,004             $90,504
$300,000       $55,336             $83,004             $90,504
$325,000       $55,336             $83,004             $90,504

   The above table shows the estimated annual retirement benefits payable upon retirement to persons in a specified compensation and years of credited service classification. The assumptions are: that they retire at age 65 during 1994; that each member's final average compensation is equal to his or her annual compensation amounts provided that, if annual compensation exceeds $150,000 for illustration purposes the final average compensation has been set equal to $150,000; and that they elect a straight life annuity form of payment. The retirement benefits listed in the table take into consideration the Social Security offset amount which is based on the law in effect on January 1, 1994 and assumes an employee earned the annual compensation listed on the table for the calendar year 1994. The maximum annual benefit limitations as set forth in the plan and under Section 415 of the Internal Revenue Service Code have also been accounted for in the table.

   The compensation used to determine the estimated pension benefits due to the officers listed in the Summary Compensation Table is that disclosed in the "Salary" column of that table and is equal to base salary earned for 1994 (subject to the maximum annual benefit limitations under Section 415 of the IRS code). As of December 31, 1994, the credited years of service for Mr. Davis, Mr. Boutin, Mr. Haase, Mr. Havers, and Mr. Dostie are 47.5, 0, 9, 23, and 7, respectively.

ALTERNATIVE PENSION PLAN DISCLOSURE

   The Company adopted an Executive Salary Continuation Plan in 1986 which provides for a monthly benefit payable for 15 years to the officers named in the Summary Compensation Table, upon each officer's normal retirement date at age 65 (age 73 in the case of Mr. Davis). The plan employs a step-vesting schedule which begins at age 55. The monthly benefits payable at age 65 (age 73 for Mr. Davis) for a period of 15 years for Mr. Davis, Mr. Haase and Mr. Havers are: $9,106, $5,122 and $5,671, respectively. Mr. Boutin and Mr. Dostie do not participate in the Executive Salary Continuation Plan.


Compensation Committee Report:
   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:
   The Merchants Bank's 1994 compensation program for executive officers (other than the Chief Executive Officer who is compensated pursuant to an employment agreement) consisted of a base salary.
   For 1995 it is expected that the Bank's compensation program for executive officers (other than the Chief Executive Officer who has elected not to be included for 1995) will consist of two elements: a base salary and a variable annual bonus. The Committee believes that this approach best serves the interests of stockholders by ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of stock-holders. Thus, compensation for the Bank's executive officers for 1995 will involve a proportion of pay which will be at risk: the variable annual bonus will be tied primarily to the Bank's net income.
   Salaries paid to executive officers (other than the Chief Executive Officer who is employed pursuant to an employment agreement) are reviewed annually by the Chief Executive Officer based upon his subjective assessment of the nature of the position, and the contribution, experience and Bank tenure of the executive officer. The Chief Executive Officer reviews all salary recommen-dations with the Compensation Committee, which is responsible for approving or disapproving those recommendations.

Chief Executive Officer Compensation
   During 1994 the Merchants Bank experienced a change of its Chief Executive Officer due to Dudley Davis' decision to retire as the Bank's Chief Executive Officer and become the Chairman of the Bank's Board of Directors. Joseph L. Boutin was named President and Chief Executive Officer for the Bank and Company replacing Mr. Davis on October 24, 1994. Effective October 24, 1994 Mr. Davis' annual base salary was reduced to $150,000, which will also be his effective compensation through calendar year 1995.
   Mr. Boutin serves the Bank pursuant to an employment agreement dated October 31, 1994, which provides for his employment as President and Chief Executive Officer of the Bank and Company through October 31, 1997. The terms of Mr. Boutin's contract were negotiated at arms-length in conjunction with his leaving a competitor bank to join the company. Mr. Boutin's base salary is $200,000 per year through calendar year 1995. In addition, Mr. Boutin has the option to purchase 20,000 shares of common stock at the purchase price of $11.00 per share. This option is exercisable at any time after two years and until seven years from October 31, 1994, the date of the grant.

     Members of the Compensation Committee

     Jack DuBrul II, Chairman
     Richard H. Wadhams

Related Party Transactions
   As described below under Compensation Committee Interlocks and Insider Participation, the Bank engages in banking transactions with directors and officers of the Company, and with their associates, and also obtained, and anticipates obtaining in fiscal 1995, legal services from a law firm of which Michael G. Furlong, a director of the Company and the Bank, is a director, as well as obtaining automobiles and related services from a company affiliated with Jack DuBrul II, a director of the Company and the Bank.
   During 1994 the Bank purchased office supplies and equipment on a competitive bid basis from McAuliffe, Inc., valued at $203,969. Patrick S. Robins, who is President of McAuliffe, Inc., is a Class II director of the Company and the Bank.
   The bank obtained legal services during 1994, and anticipates obtaining such services during 1995, from the firm of Sheehey, Brue, Gray & Furlong, P.C., of which Michael G. Furlong is a partner. Fees paid to this firm by the Bank for services and expenses in 1994 aggregated $112,599.

Compensation Committee Interlocks and Insider Participation
   During 1994, the Compensation Committee included Jack DuBrul II and Richard
H. Wadhams.
   During 1994, the Bank purchased automobiles and automotive services on a competitive basis from Automaster, Inc., valued at $79,640. Jack A. DuBrul II, who is President of Automaster, Inc., is a Class III director of the Company and the Bank. Mr. DuBrul is chairman of the Compensation Committee.

Performance Graph
   A comparison of five year cumulative total return to shareholders of Merchants Bancshares, Inc., to a group of bank holding companies selected by the Company, and to the NASDAQ market index is indicated below. Data is shown both in tabular format and in the following graph. The peer group of bank holding companies consists of the following: Arrow Financial Corporation
(AROW); Chittenden Corporation (CNDN); Eastern Bancorp, Inc., (VFBK); Evergreen Corporation (EVGN); and Vermont Financial Services Corporation (VFSC). These are five of the six large financial institutions with which the Bank believes it competes most directly for market share.

COMPARE FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG MERCHANTS BANCSHARES, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX



ASSUMES $100 INVESTED ON JAN. 1, 1989
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DEC. 31, 1994


                              Fiscal Year Ending

Company                    1989     1990       1991      1992      1993
1994
Merchants Bancshares, Inc.    $100.00   $72.06    $ 98.17   $133.95
$107.68   $ 81.76
Peer Group                100.00    60.87      70.63    102.61    132.91
158.10
Broad Market              100.00  81.12  104.14    105.16
126.14     132.44

OTHER MATTERS

   The Board of Directors of the Company know of no additional matters which are likely to be presented for action at the Annual Meeting other than the two proposals specifically set forth in the Notice and referred to herein. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

   Shareholders who desire to submit proposals for the consideration of the Company's shareholders at its Annual Meeting of Shareholders in 1996, scheduled to be held on Tuesday, April 23, 1996, will be required, pursuant to a rule of the Securities and Exchange Commission, to deliver the proposal to the Company on or prior to December 6, 1995. Please forward any shareholder proposals to the Secretary of the Company at the address indicated below.

ANNUAL REPORT

   A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1994, which includes financial statements, has been mailed to all shareholders with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material. Additional copies of the Annual Report may be obtained by shareholders of the Company without charge on written request to the Secretary of the Company at the address indicated below.

ANNUAL DISCLOSURE STATEMENT

   Pursuant to 12 CFR 350 of FDIC Rules & Regulations, a copy of The Merchants Bank's Annual Disclosure Statement may be obtained without charge by contacting the person indicated below. The Annual Disclosure Statement presents the Bank's financial condition, and results of operation for the fiscal years ended 1993 and 1994.

The Merchants Bank
F.G. Smith, SVP & Compliance Officer
123 Church Street
Burlington, Vermont 05401
Tel. (802) 658-3400

FORM 10-K REPORT

   A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of the Company on written request to the Secretary of the Company at the address indicated below.

     By Order of the Board of Directors




     Susan D. Struble
     Secretary
     Merchants Bancshares, Inc.

123 Church Street
Burlington, Vermont 05401

March 24, 1995



Mailing Address:
Merchants Bancshares, Inc.
123 Church Street
Burlington, Vermont 05401

Date: March 24, 1995